EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Intelect Communications, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 (Intelect Communications, Inc. Directors' Stock Plan)(Registration No. 333-______) of our report dated March 27, 1998, included in Intelect Communications, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our firm included in this registration statement.

                                                      ARTHUR ANDERSEN LLP

Dallas, Texas
August 26, 1999